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                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

To Board of Trustees
Cabot Industrial Trust:

We consent to incorporation by reference herein of our report dated March 29, 1999, with respect to the combined statement of revenue and certain expenses of the Stayton Drive and Corridor Properties for the year ended December 31, 1998, incorporated by reference herein this registration statement on Form S-8 of Cabot Industrial Trust.




                                          /s/ KPMG LLP


Los Angeles, California
January 17, 2000